                                                                      EXHIBIT 11

                       PENNZOIL COMPANY AND SUBSIDIARIES
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                      FOR THE YEAR ENDED DECEMBER 31,
                                         ----------------------------------------------------------
                                           1995         1994         1993        1992        1991
                                         ---------    ---------    --------    --------    --------
                                                  (DOLLAR AMOUNTS EXPRESSED IN THOUSANDS)
Income (loss) from continuing
  operations..........................   $(305,142)   $(283,739)   $160,236    $ 17,410    $ 40,098
                                          --------    ---------    --------    --------    --------
Income tax provision (benefit)
  Federal and foreign.................    (164,125)    (226,388)     52,737     (22,193)    (23,988)
  State...............................      (8,408)       5,033       6,468       3,410       3,928
                                          --------    ---------    --------    --------    --------
          Total income tax provision
            (benefit).................    (172,533)    (221,355)     59,205     (18,783)    (20,060)
Interest charges......................     217,689      497,799     199,410     243,351     260,069
                                          --------    ---------    --------    --------    --------
Income (loss) before income tax
  provision (benefit) and interest
  charges.............................   $(259,986)   $  (7,295)   $418,851    $241,978    $280,107
                                          ========    =========    ========    ========    ========
Fixed charges.........................   $ 221,920    $ 506,826    $210,830    $252,082    $270,516
                                          ========    =========    ========    ========    ========
Ratio of earnings to fixed charges....          --           --        1.99          --        1.04
                                          ========    =========    ========    ========    ========
Amount by which fixed charges exceed
  earnings............................   $ 481,906    $ 514,121    $     --    $ 10,104    $     --
                                          ========    =========    ========    ========    ========

                      DETAIL OF INTEREST AND FIXED CHARGES

                                                       FOR THE YEAR ENDED DECEMBER 31,
                                           --------------------------------------------------------
                                             1995        1994        1993        1992        1991
                                           --------    --------    --------    --------    --------
                                                   (DOLLAR AMOUNTS EXPRESSED IN THOUSANDS)
Interest charges per consolidated
  statement of income which includes
  amortization of debt discount, expense
  and premium...........................   $198,579    $485,668    $190,968    $233,360    $253,943
Add portion of rental expense
  representative of interest
  factor(1).............................     23,341      21,158      19,862      18,722      16,573
                                           --------    --------    --------    --------    --------
          Total fixed charges...........    221,920     506,826     210,830     252,082     270,516
Less interest capitalized per
  consolidated statement of income......      4,231       9,027      11,420       8,731      10,447
                                           --------    --------    --------    --------    --------
          Total interest charges........   $217,689    $497,799    $199,410    $243,351    $260,069
                                           ========    ========    ========    ========    ========

---------------

(1) Interest factor based on management's estimates and approximates one-third of rental expense.